UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2019

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Center Plaza, Suite 610 Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZFGN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 10, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Zafgen, Inc. (the “Company”) commenced a reduction in force and retention plan. The reduction in force includes reducing employees by approximately 48%, and when combined with the reduction in force announced on July 24, 2019 and other attrition in 2019, results in a total reduction of employees of approximately 70%. The retention plan is designed to retain the employees required to explore and consummate a strategic transaction as previously announced. As a result, the Company expects to incur personnel-related restructuring charges of (a) approximately $2.0 million in connection with one-time employee termination costs, including severance and other benefits, which is expected to be incurred primarily in the third quarter of 2019, and (b) approximately $5.4 million in connection with one-time employee retention costs, including severance, retention bonuses and other benefits, which is expected to be incurred primarily upon the consummation of the strategic transaction. Of the $5.4 million retention costs, $2.6 million was previously guaranteed under existing severance and change-in-control agreements (each, a “Severance Agreement”).

In addition, the Company expects to have non-personnel related expense savings in the fourth quarter of 2019 as compared to the fourth quarter of 2018 of approximately 80%.

The estimates of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

In connection with the retention plan referenced in Item 2.05 of this Current Report, the Compensation Committee also approved the following matters on September 10, 2019:

Amendments to Severance Agreements

The Compensation Committee approved the Company’s entering into amendments to the Severance Agreements (each, a “Severance Amendment”) with each of Jeffrey Hatfield, the Company’s Chief Executive Officer, Patricia Allen, the Company’s Chief Financial Officer, and Brian McVeigh, the Company’s Chief Business Officer (each, an “Executive”). The Severance Amendments are attached hereto as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference. The following summary is qualified in its entirety by the provisions of the Severance Agreements, as amended.

Under the Severance Amendments, each Executive’s Severance Agreement is amended to provide that if a “Terminating Event” (as defined in the applicable Severance Agreement, as amended) occurs, the Executive shall be entitled to, in addition to the other severance benefits specified therein, the Executive’s target annual incentive compensation in effect.

Each Executive’s Severance Agreement is further amended to include the following provisions that will only apply during the period between the effective date of the Severance Amendment through and including the later of (i) September 1, 2020 or (ii) the date that is 12 months after a “Change in Control” (as defined in the applicable Severance Agreement, as amended) in the event that a Change in Control occurs on or before September 1, 2020:

(A) in the event the Executive experiences a Terminating Event within the three (3) months immediately prior to a Change in Control that occurs between the effective date of the Severance Amendment through and including September 1, 2020, the Executive is entitled to the severance benefits that he or she would receive under the Severance Agreement if such Terminating Event had occurred on or within the twelve (12) months immediately following a Change in Control, and

(B) in the event the Executive experiences a Terminating Event within the three (3) months immediately prior to a Change in Control that occurs on or before September 1, 2020 or within the twelve (12) months immediately following a Change in Control that occurs on or before September 1, 2020, then the exercise period with respect to the Executive’s vested stock options will not expire until the earlier of (i) the original ten (10) year expiration date for such vested stock options as provided in the applicable option agreement, or (ii) two (2) years after the Executive’s date of termination.

Each Executive’s right to benefits under the Severance Agreement, as amended, is subject to his or her executing a release of claims in favor of the Company upon the termination of his or her employment.

Annual Bonuses

The Compensation Committee approved annual incentive compensation for the year ending December 31, 2019 for each of the Executives at 100% corporate goals level, to be payable following the end of such year or otherwise subject to the terms of the Executive’s Severance Agreement, as amended.

Retention Bonuses

The Compensation Committee approved a retention cash bonus for Jeffrey Hatfield in an amount equal to 2.0 times his target annual incentive compensation for the fiscal year ending December 31, 2019, to be payable within 10 days following the signing of the definitive agreement with respect to a Change in Control so long as the signing date occurs on or before March 31, 2020 and he remains employed with the Company on the signing date, provided, further, that if he is terminated without “Cause” (as defined in the applicable Severance Agreement, as amended) prior to the signing date, then he will be paid such retention cash bonus by the earlier of (x) his last severance payment under the Severance Agreement, as amended, and (y) March 15 of the calendar year following the calendar year in which the termination occurs.

The Compensation Committee also approved retention cash bonuses for (i) Brian McVeigh in an amount equal to 1.5 times his target annual incentive compensation for the fiscal year ending December 31, 2019, and (ii) Patricia Allen in an amount equal to 1.5 times her target annual incentive compensation for the fiscal year ending December 31, 2020, in each case to be payable within 10 days following the closing of a Change in Control so long as he or she remains employed with the Company on the date of such closing, provided, further, that if he or she is terminated without Cause prior to such closing, then he or she will be paid such retention cash bonus by the earlier of (x) the last severance payment under the Severance Agreement, as amended, and (y) March 15 of the calendar year following the calendar year in which the termination occurs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Severance and Change-in-Control Agreement for Jeffrey Hatfield dated September 12, 2019.

10.2	First Amendment to Severance and Change-in-Control Agreement for Patricia Allen dated September 12, 2019.

10.3	First Amendment to Severance and Change-in-Control Agreement for Brian McVeigh dated September 12, 2019.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations, including those relating to the reduction in force and retention plan (including the Company’s expectations regarding estimated costs and anticipated completion date) and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in the Company’s filings with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

*       *        *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2019	ZAFGEN, INC.

	By:	/s/ Jeffrey S. Hatfield
Jeffrey S. Hatfield
Chief Executive Officer